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[JPMORGAN LOGO]


                  GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT

                                     BETWEEN

                    EACH OF THE ENTITIES LISTED ON SCHEDULE A

                                       AND

                            JPMORGAN CHASE BANK, N.A.


                                                            February __, 2005

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                  GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT
                                TABLE OF CONTENTS

1.    INTENTION OF THE PARTIES; DEFINITIONS                                                               1

   1.1   INTENTION OF THE PARTIES                                                                         1
   1.2   DEFINITIONS                                                                                      1

2.    WHAT BANK IS REQUIRED TO DO                                                                         3

   2.1   SET UP ACCOUNTS                                                                                  3
   2.2   CASH ACCOUNT                                                                                     4
   2.3   SEGREGATION OF ASSETS; NOMINEE NAME                                                              4
   2.4   SETTLEMENT OF TRADES                                                                             4
   2.5   CONTRACTUAL SETTLEMENT DATE ACCOUNTING                                                           5
   2.6   ACTUAL SETTLEMENT DATE ACCOUNTING                                                                5
   2.7   INCOME COLLECTION (AUTOCREDIT(R))                                                                6
   2.8   CERTAIN MINISTERIAL ACTS                                                                         6
   2.9   CORPORATE ACTIONS                                                                                6
   2.10    PROXIES                                                                                        7
   2.11    STATEMENTS                                                                                     9
   2.12    ACCESS TO BANK'S RECORDS                                                                       9
   2.13    MAINTENANCE OF FINANCIAL ASSETS AT SUBCUSTODIAN LOCATIONS                                      9
   2.14    TAX RECLAIMS                                                                                  10
   2.15    FOREIGN EXCHANGE TRANSACTIONS                                                                 10

2.16     Fund Accounting Services

3.    INSTRUCTIONS                                                                                       10

   3.1   ACTING ON INSTRUCTIONS; UNCLEAR INSTRUCTIONS                                                    10
   3.2   CONFIRMATION OF ORAL INSTRUCTIONS/ SECURITY DEVICES                                             11
   3.3   INSTRUCTIONS; CONTRARY TO LAW/MARKET PRACTICE                                                   11
   3.4   CUT-OFF TIMES                                                                                   11

4.    FEES EXPENSES AND OTHER AMOUNTS OWING TO BANK                                                      11

   4.1   FEES AND EXPENSES                                                                               11
   4.2   OVERDRAFTS                                                                                      12
   4.3   BANK'S RIGHT OVER SECURITIES; SET-OFF                                                           12

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
5.    SUBCUSTODIANS, SECURITIES DEPOSITORIES AND OTHER AGENTS                                            12

   5.1   APPOINTMENT OF SUBCUSTODIANS                                                                    12
   5.2   LIABILITY FOR SUBCUSTODIANS                                                                     13
   5.3   USE OF AGENTS                                                                                   13

6.    ADDITIONAL PROVISIONS RELATING TO CUSTOMER                                                         14

   6.1   REPRESENTATIONS OF CUSTOMER AND BANK                                                            14
   6.2   CUSTOMER TO PROVIDE CERTAIN INFORMATION TO BANK                                                 14
   6.3   CUSTOMER IS LIABLE TO BANK EVEN IF IT IS ACTING FOR ANOTHER PERSON                              15

7.    WHEN BANK IS LIABLE TO CUSTOMER                                                                    15

   7.1   STANDARD OF CARE; LIABILITY                                                                     15
   7.2   FORCE MAJEURE                                                                                   16
   7.3   BANK CAN CONSULT WITH COUNSEL                                                                   16
   7.4   BANK PROVIDES DIVERSE FINANCIAL SERVICES AND MAY GENERATE PROFITS AS A RESULT                   16

8.    TAXATION                                                                                           17

   8.1   TAX OBLIGATIONS                                                                                 17
   8.2   TAX RECLAIMS                                                                                    17

9.    TERMINATION                                                                                        18

10.   Miscellaneous                                                                                      18

   10.1  NOTICES                                                                                         19
   10.2  SUCCESSORS AND ASSIGNS                                                                          19
   10.3  INTERPRETATION                                                                                  19
   10.4  ENTIRE AGREEMENT                                                                                19
   10.5  INFORMATION CONCERNING DEPOSITS AT BANK'S LONDON BRANCH                                         19
   10.6  INSURANCE                                                                                       20
   10.7  GOVERNING LAW AND JURISDICTION                                                                  20
   10.8  SEVERABILITY; WAIVER; AND SURVIVAL                                                              20
   10.9  COUNTERPARTS                                                                                    20
   10.10 NO THIRD PARTY BENEFICIARIES                                                                    21
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                  GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT

        This Agreement, dated February __, 2005, is between JPMORGAN CHASE BANK,
N.A. ("BANK"), with a place of business at _______________________________; and
each of the entities listed on Schedule A hereto, each of which is acting on behalf of each of the portfolios listed under its name on Schedule A (each, a "Fund"), with a place of business at 522 Fifth Avenue, New York, NY 10036. For purposes of this Agreement, each individual Fund is considered a separate
"Customer." This Agreement replaces the current agreements covering custody and fund accounting services for each of the Funds and each of them is hereby superceded by this Agreement.

                    1. INTENTION OF THE PARTIES; DEFINITIONS

1.1     INTENTION OF THE PARTIES.

        (a) This Agreement sets out the terms governing custodial, settlement and certain other associated services offered by Bank to Customer. Bank will be responsible for the performance of only those Securities custody duties that are set forth in this Agreement. Customer acknowledges that Bank is not providing any legal, tax or investment advice in connection with the services hereunder.

        (b) Investing in foreign markets may be a risky enterprise. The holding of Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special considerations. Bank will not be liable for any loss that results from the general risks of investing or Country Risk.

1.2     DEFINITIONS.

        (a) As used herein, the following terms have the meaning hereinafter stated.

        "ACCOUNT" has the meaning set forth in Section 2.1 of this Agreement.

        "AFFILIATE" means an entity controlling, controlled by, or under common control with, Bank.

        "AFFILIATED SUBCUSTODIAN" means a Subcustodian that is an Affiliate.

        "APPLICABLE LAW" means any statute, whether national, state or local, applicable in the United States or any other country, the rules of the treaty establishing the European Community, any other law, rule, regulation or interpretation of any governmental entity, any applicable common law, and any decree, injunction, judgment, order, ruling, or writ of any governmental entity.

        "AUTHORIZED PERSON" means any person who has been designated by written notice from Customer (or by any agent designated by Customer, including, without limitation, an investment

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manager) to act on behalf of Customer hereunder. Such persons will continue to be Authorized Persons until such time as Bank receives Instructions from Customer (or its agent) that any such person is no longer an Authorized Person.

        "BANK INDEMNITEES" means Bank, its Subcustodians, and their respective nominees, directors, officers, employees and agents.

        "BANK'S LONDON BRANCH" means the London branch office of JPMorgan Chase
Bank.

        "CASH ACCOUNT" has the meaning set forth in Section 2.1(a)(ii).

        "CORPORATE ACTION" means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that require discretionary action by the holder, but does not include proxy solicitations.

        "COUNTRY RISK" means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country's financial infrastructure, including prevailing custody and settlement practices;
laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

        "ENTITLEMENT HOLDER" means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

        "FINANCIAL ASSET" means a Security and refers, as the context requires, either to the asset itself or to the means by which a person's claim to it is evidenced, including a Security, a security certificate, or a Securities
Entitlement. "FINANCIAL ASSET" does not include cash.

        "INSTRUCTIONS" means instructions which: (i) contain all necessary information required by Bank to enable Bank to carry out the Instructions; (ii) are received by Bank in writing or via Bank's electronic instruction system, SWIFT, telephone, tested telex, facsimile or such other methods as are for the time being agreed by Customer (or an Authorized Person) and Bank; and (iii) Bank believes in good faith have been given by an Authorized Person or are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify.

        "LIABILITIES" means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees and disbursements).

        "SECURITIES" means stocks, bonds, rights, warrants and other negotiable and non-negotiable instruments, whether issued in certificated or uncertificated form, that are commonly traded or dealt in on securities exchanges or financial markets. "SECURITIES" also means other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is

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issued or dealt in as a medium for investment and any other property as may be acceptable to Bank for the Securities Account.

        "SECURITIES ACCOUNT" means each Securities custody account on Bank's records to which Financial Assets are or may be credited pursuant hereto.

        "SECURITIES DEPOSITORY" has the meaning set forth in Section 5.1 of this Agreement.

        "SECURITIES ENTITLEMENT" means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of
Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

        "SECURITIES INTERMEDIARY" means Bank, a Subcustodian, a Securities
Depository, and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

        "SUBCUSTODIAN" has the meaning set forth in Section 5.1 and includes
Affiliated Subcustodians.

        (b) All terms in the singular will have the same meaning in the plural unless the context otherwise provides and visa versa.

                         2. WHAT BANK IS REQUIRED TO DO

2.1     SET UP ACCOUNTS.

        (a)  Bank will establish and maintain the following accounts
("ACCOUNTS"):

             (i)    a Securities Account in the name of Customer for Financial
                    Assets, which may be received by or on behalf of Bank or its Subcustodian for the account of Customer, including as an Entitlement Holder; and

             (ii) an account in the name of Customer ("CASH ACCOUNT") for any and all cash in any currency received by or on behalf of Bank for the account of Customer.

Notwithstanding paragraph (ii), cash held in respect of those markets where
Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or a Securities Depository will be held in that manner and will not be part of the Cash Account.

        (b) At the request of Customer, additional Accounts may be opened in the future, which will be subject to the terms of this Agreement.

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2.2     CASH ACCOUNT.

        Except as otherwise provided in Instructions acceptable to Bank, all cash held in the Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at Bank or at Bank's London
Branch. Any cash so deposited with Bank's London Branch will be payable exclusively by Bank's London Branch in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

2.3     SEGREGATION OF ASSETS; NOMINEE NAME.

        (a) Bank will identify in its records that Financial Assets credited to Customer's Securities Account belong to Customer (except as otherwise may be agreed by Bank and Customer).

        (b) To the extent permitted by Applicable Law or market practice, Bank will require each Subcustodian to identify in its own records that Financial
Assets held at such Subcustodian by Bank on behalf of its customers belong to customers of Bank, such that it is readily apparent that the Financial Assets do not belong to Bank or the Subcustodian.

        (c)  Bank is authorized, in its discretion,

             (i) to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to Bank or its Subcustodian in bearer form;

             (ii) to hold Securities in or deposit Securities with any Securities Depositary, settlement system or dematerialized book entry or similar systems; and

             (iii) to register in the name of Customer, Bank, a Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form.

        (d)  Bank is authorized, when directed to do so by Customer, to hold
Financial Assets at third parties and to register Financial Assets in broker
"street name" or in the name of other third parties (or their nominees).
Notwithstanding Section 7.1, Bank shall have no liability for any loss of Financial Assets or other damages resulting from holding or registering
Financial Assets as so directed by the Customer.

Customer authorizes Bank or its Subcustodian to hold Financial Assets in omnibus accounts and will accept delivery of Financial Assets of the same class and denomination as those with Bank or its Subcustodian.

2.4     SETTLEMENT OF TRADES.

        When Bank receives an Instruction directing settlement of a transaction in Financial Assets that includes all information required by Bank, Bank will use reasonable care to effect such

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settlement as instructed. Settlement of transactions in Financial Assets will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Without limiting the generality of the foregoing, the risk of loss will be Customer's whenever Bank delivers Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of the expected consideration. In the case of the failure of Customer's counterparty (or other appropriate party) to deliver the expected consideration as agreed, Bank will contact the counterparty to seek settlement, but Bank will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

2.5     CONTRACTUAL SETTLEMENT DATE ACCOUNTING.

        (a) Bank will effect book entries on a "contractual settlement date accounting" basis as described below with respect to the settlement of trades in those markets where Bank generally offers contractual settlement date accounting and will notify Customer of those markets from time to time.

             (i) SALES: On the settlement date for a sale, Bank will credit the Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at the Bank pending settlement of the trade where not already delivered.

             (ii) PURCHASES: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), Bank will debit the Cash Account for the settlement amount and credit a separate account at the Bank. Bank then will post the Securities Account as awaiting receipt of the expected
                    Financial Assets. Customer will not be entitled to the Financial Assets that are awaiting receipt until Bank or a Subcustodian actually receives them.

Bank reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

        (b) Bank may (in its absolute discretion) upon oral or written notification to Customer reverse any debit or credit made pursuant to Section
2.5(a) prior to a transaction's actual settlement, and Customer will be responsible for any costs or liabilities resulting from such reversal. Customer acknowledges that the procedures described in this sub-section are of an administrative nature, and Bank does not undertake to make loans and/or
Financial Assets available to Customer pursuant to this sub-section.

2.6     ACTUAL SETTLEMENT DATE ACCOUNTING.

        With respect to any sale or purchase transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, Bank will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received by Bank.

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2.7     INCOME COLLECTION (AUTOCREDIT(R)).

        (a) Bank will credit the Cash Account with income and redemption proceeds on Financial Assets in accordance with the times notified by Bank from time to time on or after the anticipated payment date, net of any taxes that are withheld by Bank or any third party. Where no time is specified for a particular market, income and redemption proceeds from Financial Assets will be credited only after actual receipt and reconciliation. Bank may reverse such credits upon oral or written notification to Customer that Bank believes that the corresponding payment will not be received by Bank within a reasonable period or such credit was incorrect.

        (b) Bank will make good faith efforts in its discretion to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds, but neither Bank nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

2.8     CERTAIN MINISTERIAL ACTS.

    Until Bank receives Instructions to the contrary, Bank will:

             (a) present all Financial Assets for which Bank has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

             (b) execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets;

             (c) exchange interim or temporary documents of title for Financial Assets held in the Securities Account for definitive documents of title; and

             (d) provide information concerning the Accounts to Subcustodians, Securities Depositories, counterparties, issuers of Financial Assets, governmental entities, securities exchanges, self-regulatory entities, and similar entities to the extent required by Applicable Law or as may be required in the ordinary course by market practice or otherwise in order to provide the services contemplated by this Agreement.

2.9     CORPORATE ACTIONS.

        (a) Bank will notify Customer of any Corporate Action of which information is either (i) received by it or by a Subcustodian to the extent that Bank's central corporate actions department has actual knowledge of the Corporate Action in time to notify its customers in a timely manner; or (ii) published via a formal notice in publications and reporting services routinely used by Bank for this purpose in time for Bank to notify its customers in a timely manner. Bank also will use its reasonable efforts to notify Customer of any class action litigation for which information is actually received by Bank's central corporate actions department but shall not be liable for any Liabilities arising out of Bank's failure to identify Customer's interest

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in any class action litigation. Bank does not commit, however, to provide information concerning Corporate Actions or class action litigation relating to Financial Assets being held at Customer's request in a name not subject to the control of Bank or its Subcustodian.

        (b)  If an Authorized Person fails to provide Bank with timely
Instructions with respect to any Corporate Action or class action, neither Bank nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action or class action, except as otherwise agreed in writing by Bank and Customer or as may be set forth by Bank as a default action in the notification it provides under Section 2.9 (a) with respect to that Corporate Action or class action.

        (c) Bank may sell or otherwise dispose of fractional interests in Financial Assets arising out of a Corporate Action or class action litigation and, to the extent necessary to protect Customer's interest in that Corporate
Action or class action, credit the Cash Account with the proceeds of the sale or disposition. If some, but not all, of an outstanding class of Financial Asset is called for redemption, Bank may allot the amount redeemed among the respective beneficial holders of such class of Financial Asset in any manner Bank deems to be fair and equitable. Bank will promptly notify Customer of any action taken pursuant to this sub-section.

        (d) Notices of Corporate Actions and class actions dispatched to Customer may have been obtained from sources which Bank does not control and may have been translated or summarized. Although Bank believes such sources to be reliable, Bank has no duty to verify the information contained in such notices nor the faithfulness of any translation or summary and therefore does not guarantee its accuracy, completeness or timeliness, and shall not be liable to Customer for any loss that may result from relying on such notice.

2.10    PROXIES.

        (a) Subject to and upon the terms of this sub-section, Bank will provide Customer with information which it receives on matters to be voted upon at meetings of holders of Financial Assets ("NOTIFICATIONS"), and Bank will act in accordance with Customer's Instructions in relation to such Notifications
("THE ACTIVE PROXY VOTING SERVICE"). If information is received by Bank at its proxy voting department too late to permit timely voting by Customer, Bank's only obligation will be to provide, so far as reasonably practicable, a Notification (or summary information concerning a Notification) on an "information only" basis.

        (b) The active proxy voting service is available only in certain markets, details of which are available from Bank on request. Provision of the active proxy voting service is conditional upon receipt by Bank of a duly completed enrollment form as well as additional documentation that may be required for certain markets.

        (c) Bank will act upon Instructions to vote on matters referred to in a Notification, provided Instructions are received by Bank at its proxy voting department by the deadline referred to in the relevant Notification. If
Instructions are not received in a timely manner, Bank will not be obligated to provide further notice to Customer and shall not be obliged to vote. It is Customer's obligation to monitor the agreed upon means of providing
Notifications to determine if new

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Notifications have been received.

        (d) Bank reserves the right to provide Notifications or parts thereof in the language received. Bank will attempt in good faith to provide accurate and complete Notifications, whether or not translated.

        (e) Customer acknowledges that Notifications and other information furnished pursuant to the active proxy voting service ("INFORMATION") are proprietary to Bank and that Bank owns all intellectual property rights, including copyrights and patents, embodied therein. Accordingly, Customer will not make any use of such information except in connection with the active proxy voting service.

        (f) In markets where the active proxy voting service is not available or where Bank has not received a duly completed enrollment form or other relevant documentation, Bank will not provide Notifications to Customer but will endeavor to act upon Instructions to vote on matters before meetings of holders of Financial Assets where it is reasonably practicable for Bank (or its Subcustodians or nominees as the case may be) to do so and where such Instructions are received in time for Bank to take timely action (the "PASSIVE
PROXY VOTING SERVICE").

        (g)  Customer acknowledges that the provision of proxy voting services
(whether active or passive) may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

             (i)    the Financial Assets being on loan or out for registration,

             (ii)   the pendency of conversion or another corporate action;

             (iii) Financial Assets being held at Customer's request in a name not subject to the control of Bank or its Subcustodian;

             (iv) in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting;

             (v) local market regulations or practices, or restrictions by the issuer;

             (vi) Bank may be required to vote all shares held for a particular issue for all of Bank's customers on a net basis
                    (i.e. a net yes or no vote based on voting instructions received from all its customers). Where this is the case, Bank will inform Customer by means of the Notification.

        (h) Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements, in performing active or passive voting proxy services Bank will be acting solely as the agent of Customer, and will not exercise any discretion, with regard to such proxy services or vote any proxy except when directed by an Authorized Person.

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2.11    STATEMENTS AND INFORMATION AVAILABLE ON-LINE.

        (a) Bank will send, or make available on-line, to Customer, at times mutually agreed upon, a formal statement of account in Bank's standard format for each Account maintained by Customer with Bank, identifying the Financial
Assets and cash held in each Account (each such statement a "STATEMENT OF
ACCOUNT"). Additionally, Bank will send (or make available on-line to) Customer an advice or notification of any transfers of cash or Financial Assets with respect to each Account. Bank will not be liable with respect to any matter set forth in those portions of any Statement of Account or any such advice (or reasonably implied therefrom) to which Customer has not given Bank a written exception or objection within sixty (60) days of receipt of the Statement of Account, provided such matter is not the result of Bank's negligence, willful misconduct or bad faith. References in this Agreement to Statements of Account include Statements of Account in electronic form.

        (b) Prices and other information obtained from third parties which may be contained in any Statement of Account or other statement sent to Customer have been obtained from sources Bank believes to be reliable. Bank does not, however, make any representation as to the accuracy of such information or that the prices specified necessarily reflect the proceeds that would be received on a disposal of the relevant Financial Assets.

        (c) Customer acknowledges that, except for Statements of Account or as otherwise expressly agreed by Bank, records and reports available to it on-line may not be accurate due to mis-postings, delays in updating Account records, and other causes. Bank will not be liable for any loss or damage arising out of the inaccuracy of any such records or reports accessed on-line.

2.12    ACCESS TO BANK'S RECORDS.

        Bank will allow Customer's independent public accountants such reasonable access to the records of Bank relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under Applicable Law, Bank also will obtain an undertaking to permit Customer's independent public accountants, reasonable access to the records of any Subcustodian of Securities held in the Securities Account as may be required in connection with such examination.

2.13    MAINTENANCE OF FINANCIAL ASSETS AT SUBCUSTODIAN LOCATIONS.

        (a) Unless Instructions require another location acceptable to Bank, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are held. Bank reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Agreement, as in effect from time to time.

        (b)  Bank will not be obliged to follow an Instruction to hold Financial
Assets with, or have them registered or recorded in the name of, any person not chosen by Bank. However, if Customer does instruct Bank to hold Securities and/or cash with or register or record Securities in

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the name of a person not chosen by Bank and Bank agrees to do so, the consequences of doing so are at Customer's own risk and Bank (i) will not be liable therefor and (ii) may not provide services under this Agreement with respect to Securities or cash so held, including, without limitation, services provided under Sections 2.8, 2.9, 2.10, and 8.2.

2.14    TAX RELIEF SERVICES.

        Bank will provide tax relief services as provided in Section 8.2.

2.15    FOREIGN EXCHANGE TRANSACTIONS.

        To facilitate the administration of Customer's trading and investment activity, Bank may, but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where
Bank, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Agreement, will apply to such transactions.

2.16    FUND ACCOUNTING SERVICES.

        Bank shall perform fund accounting services as specified on the attached
Schedule B.

                                 3. INSTRUCTIONS

3.1     ACTING ON INSTRUCTIONS; UNCLEAR INSTRUCTIONS.

        (a) Customer authorizes Bank to accept and act upon any Instructions received by it without inquiry. Customer will indemnify the Bank Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against the Bank Indemnitees as a result of any action or omission taken in accordance with any Instructions or other directions upon which Bank is authorized to rely under the terms of this Agreement.

        (b) Unless otherwise expressly provided, all Instructions will continue in full force and effect until canceled or superseded.

        (c) Bank may (in its sole discretion and without affecting any part of this Section 3.1) seek clarification or confirmation of an Instruction from an Authorized Person and may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it. Bank will not be liable for any loss arising from any delay while it seeks such clarification or confirmation.

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        (d)  In executing or paying a payment order Bank may rely upon the identifying number (e.g. Fedwire routing number or account) of any party as instructed in the payment order. Customer assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to Bank in Customer's name.

3.2     CONFIRMATION OF ORAL INSTRUCTIONS/ SECURITY DEVICES.

        Any Instructions delivered to Bank by telephone will promptly thereafter be confirmed in writing by an Authorized Person. Each confirmation is to be clearly marked "Confirmation." Bank will not be liable for having followed such Instructions notwithstanding the failure of an Authorized Person to send such confirmation in writing or the failure of such confirmation to conform to the telephone Instructions received. Either party may record any of their telephonic communications. Customer will comply with any security procedures reasonably required by Bank from time to time with respect to verification of Instructions.
Customer will be responsible for safeguarding any test keys, identification codes or other security devices that Bank will make available to Customer or any Authorized Person.

3.3     INSTRUCTIONS; CONTRARY TO LAW/MARKET PRACTICE.

        Bank need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice, but Bank will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice.

3.4     CUT-OFF TIMES.

        Bank has established cut-off times for receipt of some categories of Instruction, which will be made available to Customer. If Bank receives an Instruction after its established cut-off time, Bank will attempt to act upon the Instruction on the day requested if Bank deems it practicable to do so or otherwise as soon as practicable on the next business day.

                4. FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK

4.1     FEES AND EXPENSES.

        Customer will pay Bank for its services hereunder the fees set forth in Schedule C hereto or such other amounts as may be agreed upon in writing from time to time, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees and tax or related fees incidental to processing by governmental authorities, issuers, or their agents.
Customer authorizes Bank to deduct amounts owing to it from the Cash Account, for any such fees or expenses from time to time in arrears. [Bank may increase such fees by not less than thirty days' notice in writing to Customer.] Without prejudice to Bank's other rights, Bank reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as Bank may reasonably determine.

                                       11

4.2     OVERDRAFTS.

        If a debit to any currency in the Cash Account results (or will result) in a debit balance, then Bank may, in its discretion, (i) advance an amount equal to the overdraft, (ii) or refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If Bank elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by Bank from time to time, for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which Bank makes similar overdrafts available from time to time. No prior action or course of dealing on Bank's part with respect to the settlement of transactions on Customer's behalf will be asserted by Customer against Bank for Bank's refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the applicable currency in the Account.

4.3     BANK'S RIGHT OVER SECURITIES; SET-OFF.

        (a) Customer grants Bank a security interest in and a lien on the Financial Assets held in the Securities Account as security for any and all amounts which are now or become owing to Bank under any provision of this Agreement, whether or not matured or contingent ("Indebtedness").

        (b) Without prejudice to Bank's rights under Applicable Law, Bank may set off against any Indebtedness any amount in any currency standing to the credit of any of Customer's accounts (whether deposit or otherwise) with any Bank branch or office or with any Affiliate of Bank. For this purpose, Bank shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

        (c) With respect to any obligation of a Customer arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Customer to which such obligation relates as though the Bank had separately contracted by separate written instrument with respect to each Customer.

           5. SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1     APPOINTMENT OF SUBCUSTODIANS; USE OF SECURITIES DEPOSITORIES.

        (a) Bank is authorized under this Agreement to act through and hold Customer's Financial Assets with subcustodians, being at the date of this Agreement the entities listed in Schedule 1 and/or such other entities as Bank may appoint as subcustodians ("SUBCUSTODIANS"). Bank will use reasonable care, prudence and diligence in the selection and continued appointment of such Subcustodians. In addition, Bank and each Subcustodian may deposit Financial Assets with, and hold Financial Assets in, any securities depository, settlement system, dematerialized book entry system or similar system (together a "SECURITIES DEPOSITORY") on such terms as such systems customarily operate and Customer will provide Bank with such documentation or acknowledgements that Bank may require to hold the Financial Assets in such systems.

        (b) Any agreement Bank enters into with a Subcustodian for holding Bank's customers' assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. Where a Subcustodian deposits Securities with a Securities Depository, Bank will cause the Subcustodian to identify on its records as belonging to Bank, as agent, the Securities shown on the Subcustodian's account at such Securities Depository. This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

        (c) Bank will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event Customer incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities Depository, Bank will make reasonable endeavors, in its discretion, to seek recovery from the Securities Depository, but Bank will not be obligated to institute legal proceedings, file a proof claim in any insolvency proceeding, or take any similar action.

5.2     LIABILITY FOR SUBCUSTODIANS.

        (a) Subject to Section 7.1(b), Bank shall be liable for the actions or omissions of anySubcustodian to the same extent as if such act or omission was performed by the Bank itself. In the event of any Losses suffered or incurred by a Customer caused by or resulting from the actions or omissions of any Subcustodian for which the Bank would otherwise be liable, the Bank shall promptly reimburse such Customerin the amount of any such Losses. Bank shall also be liable for losses that result from the insolvency of any Affiliated Subcustodian.

        (b) Subject to Section 5.1(a) and Bank's duty to use reasonable care in the monitoring of a Subcustodian's financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by Bank in its oversight process, Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

        (c) Bank reserves the right to add, replace or remove Subcustodians. Bank will give prompt notice of any such action, which will be advance notice if practicable. Upon request by Customer, Bank will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

5.3     USE OF AGENTS.

        (a) Bank may provide certain services under this Agreement through third parties, which may be Affiliates. Except to the extent provided in Section 5.2 with respect to Subcustodians, Bank will not be responsible for any loss as a result of a failure by any broker or any other third party that it selects and retains using reasonable care to provide ancillary services that it may not customarily provide itself, including, without limitation, delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation. Nevertheless, Bank will be liable for the performance of any such broker selected by Bank that is an Affiliate to the same extent as Bank would have been liable if it performed such services itself.

        (b) In the case of the sale under Section 2.8 of a fractional interest (or in other cases where Customer has requested Bank to arrange for execution of a trade) Bank will place trades with a broker which is an Affiliate to the extent that Bank has established a program for such trading with such Affiliate. An affiliated broker may charge its customary commission (or retain its customary spread) with respect to any such transaction.

                  6. ADDITIONAL PROVISIONS RELATING TO CUSTOMER

6.1     REPRESENTATIONS OF CUSTOMER AND BANK.

        (a) Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use Bank as its custodian in accordance with the terms of this Agreement, to borrow money or otherwise incur indebtedness as contemplated by this Agreement, to pledge Financial Assets as contemplated by Section 4.3, and to enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by Bank, this Agreement is Customer's legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement (iii) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank; and (iv) it is a resident of the United States and shall notify Bank of any changes in residency.

        (b) Bank represents and warrants that (i) assuming execution and delivery of this Agreement by Customer, this Agreement is Bank's legal, valid and binding obligation, enforceable in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

Bank may rely upon the above or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

6.2     CUSTOMER TO PROVIDE CERTAIN INFORMATION TO BANK.

        Upon request, Customer will promptly provide to Bank such information about itself and its financial status as Bank may reasonably request, including Customer's organizational documents and its current audited and unaudited financial statements.

6.3     CUSTOMER IS LIABLE TO BANK EVEN IF IT IS ACTING FOR ANOTHER PERSON.

        If Customer is acting as an agent for a disclosed or undisclosed principal in respect of any transaction, cash, or Financial Asset, Bank nevertheless will treat Customer as its principal for all purposes under this Agreement. In this regard, Customer will be liable to Bank as a principal in respect of any transactions relating to the Account. The foregoing will not affect any rights Bank might have against Customer's principal.

                       7. WHEN BANK IS LIABLE TO CUSTOMER

7.1     STANDARD OF CARE; LIABILITY.

        (a) Bank shall exercise reasonable care, prudence and diligence in carrying out all its duties and obligations under this Agreement, and shall be liable to each Customer for any and all claims, liabilities, losses, damages, fines, penalties and expenses ("Losses") suffered or incurred by such Customerresulting from the failure of Bank to exercise such reasonable care, prudence and diligence or resulting from Bank's negligence or willful misconduct and to the extent provided in Section 5.2(a). In addition, Bank shall be liable to each applicable Customer for all Losses representing reasonable costs and expenses incurred by such Customer in connection with any claim by such Customer against Bank arising from the obligations of Bank hereunder, including, without limitation, all reasonable attorneys' fees and expenses incurred by such Customer in connection with any investigations, lawsuits or proceedings relating to such claim; provided that such Customer has recovered from Bank for such claim.

        Nevertheless, under no circumstances will Bank be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, Bank's performance hereunder, or Bank's role as custodian.

        (b) Customer will indemnify the Bank Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the Bank Indemnitees in connection with or arising out of (i) Bank's performance under this Agreement, provided the Bank Indemnitees have acted with reasonable care and have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question or
(ii) any Bank Indemnitee's status as a holder of record of Customer's Financial Assets. Nevertheless, Customer will not be obligated to indemnify any Bank Indemnitee under the preceding sentence with respect to any Liability for which Bank is liable under Section 5.2 of this Agreement. Customer shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by Bank in connection with the transactions and services contemplated hereby and the relationship established hereby even if Customer has been advised as to the possibility of the same and regardless of the form of action.

        (c) Without limiting Subsections 7.1 (a) or (b), Bank will have no duty or responsibility to: (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in
Section 2.7(b) of this Agreement; (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Bank is instructed to deliver Financial Assets or cash; or
(v) review or reconcile trade confirmations received from brokers (and Customer or its Authorized Persons issuing Instructions will bear any responsibility to review such confirmations against Instructions issued to and Statements of Account issued by Bank).

7.2     FORCE MAJEURE.

        Bank will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines from time to time meet reasonable commercial standards. Bank will have no liability, however, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery, malfunction of equipment or software (except where such malfunction is primarily attributable to Bank's negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of Bank (including without limitation, the non-availability of appropriate foreign exchange).

7.3     BANK  MAY CONSULT WITH COUNSEL.

        Bank will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of Customer), and will not be liable to Customer for any action taken or omitted pursuant to such advice.

7.4     BANK PROVIDES DIVERSE FINANCIAL SERVICES AND MAY GENERATE PROFITS AS A
        RESULT.

        Customer acknowledges that Bank or its Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that Bank may have a potential conflict of duty or interest. For example, Bank or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of these activities. Customer further acknowledges that Bank or its Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer but that Bank is not under any duty to disclose any such information.

                                   8. TAXATION

8.1     TAX OBLIGATIONS.

        (a) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer's Accounts.

        (b) Customer will provide to Bank such certifications, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information. Customer undertakes to notify Bank immediately if any information requires updating or correcting. Bank shall not be liable for any taxes, penalties, interest or additions to tax, payable or paid that result from (i) the inaccurate completion of documents by Customer or any third party; (ii) provision to Bank or a third party of inaccurate or misleading information by Customer or any third party;
(iii) the withholding of material information by Customer or any third party; or
(iv) as a result of any delay by any revenue authority or any other cause beyond the Bank's control.

        (c) If Bank does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, United States non-resident alien tax and/or backup withholding tax).

        (d) Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account. Customer will indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from, any delay in, or failure by, Bank (i) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on, or (ii) to report interest, dividend or other income paid or credited to the Cash Account, regardless of the reason for such delay or failure, provided, however, that Customer will not be liable to Bank for any penalty or additions to tax due solely as a result of Bank's negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2     TAX RELIEF SERVICES.

        (a) Subject to the provisions of this Section, Bank will apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets credited to the Securities Account that Bank believes may be available. To defray expenses pertaining to nominal tax claims, Bank may from time-to-time set minimum thresholds as to a de minimus value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this section.

        (b) The provision of a tax relief service by Bank is conditional upon Bank receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from Bank), prior to the receipt of Financial assets in the Account or the payment of income.

        (c) Bank will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and Bank may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2 Bank will have no responsibility with regard to Customer's tax position or status in any jurisdiction.

        (d) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

                                 9. TERMINATION

        Either party may terminate this Agreement on sixty (60) days' written notice to the other party. If Customer gives notice of termination, it must provide full details of the persons to whom Bank must deliver Financial Assets and cash. If Bank gives notice of termination, then Customer must, within sixty days, notify Bank of details of its new custodian, failing which Bank may elect (at any time after the sixty day notice period) either to retain the Financial Assets and cash until such details are given, continuing to charge fees due (in which case Bank's sole obligation will be for the safekeeping of the Financial Assets and cash), or deliver the Financial Assets and cash to Customer. Bank will in any event be entitled to deduct any amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, Bank will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it). Customer will reimburse Bank promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

                                10. MISCELLANEOUS

10.1    NOTICES.

        Notices (other than Instructions) will be served by registered mail or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

10.2    SUCCESSORS AND ASSIGNS.

        This Agreement will be binding on each of the parties' successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld.

10.3    INTERPRETATION.

        Headings are for convenience only and are not intended to affect interpretation. References to sections are to sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.

10.4    ENTIRE AGREEMENT.

        (a)  The following Rider(s) are incorporated into this Agreement:

             -  Cash Trade Execution;

             -  Cash Sweep;

             -  Accounting Services;

             -  Mutual Fund.

        (b) This Agreement, including the Schedules, Exhibits, and Riders (and any separate agreement which Bank and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to custody, whether oral or written. Amendments must be in writing and signed by both parties.

10.5    INFORMATION CONCERNING DEPOSITS AT BANK'S LONDON BRANCH.

        The Financial Services Compensation Scheme (the "FSCS") was created under the Financial Services and Markets Act 2000. The terms of the FSCS offer protection in connection with deposits and investments in the event of the persons to whom Bank's London Branch provides services suffering a financial loss as a direct consequence of Bank's London Branch being unable to meet any of its liabilities, and subject to the FSCS rules regarding eligible claimants and eligible claims, the Customer may have a right to claim compensation from the FSCS. Subject to the terms of the FSCS, the limit on the maximum compensation sum payable by the FSCS in relation to investment business is L 48,000 and in relation to deposits is L 31,700. A detailed description of the FSCS (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS who can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN.

10.6    INSURANCE.

        Bank will not be required to maintain any insurance coverage for the benefit of Customer.

10.7    GOVERNING LAW AND JURISDICTION.

        This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York's principles regarding conflict of laws. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.8    SEVERABILITY; WAIVER; AND SURVIVAL.

        (a) If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

        (b) Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

        (c) Bank's rights, protections, and remedies under this Agreement shall survive its termination.

10.9    COUNTERPARTS.

        This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.10   NO THIRD PARTY BENEFICIARIES.

        A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

                                        CUSTOMER


                                        By:
                                           -------------------------------------
                                        Title:
                                        Date:

                                        JPMORGAN CHASE BANK, N.A.


                                        By:
                                           -------------------------------------
                                        Title:
                                        Date:

              Investment Company Rider to Global Custody Agreement
                         Between JPMorgan Chase Bank and

                 ______________________________________________

                          effective __________________

The following modifications are made to the Agreement:

        "2.17. COMPLIANCE WITH SECURITIES AND EXCHANGE COMMISSION ("SEC") RULE 17f-5 ("RULE 17f-5").

        (a) Customer's board of directors (or equivalent body) (hereinafter 'Board') hereby delegates to Bank, and, except as to the country or countries as to which Bank may, from time to time, advise Customer that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as Customer's 'Foreign Custody Manager' (as that term is defined in rule 17f-5(a)(3) as promulgated under the Investment Company Act of 1940, as amended ("1940 Act")), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)), (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

        (b) In connection with the foregoing, Bank shall:

        (i) provide written reports notifying Customer's Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer's foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

        (ii) exercise such reasonable care, prudence and diligence in performing as Customer's Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

        (iii) in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

        (iv) determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market.

        (v) have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

        (c) Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

        (d) Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to Bank that: (1) the foreign Financial Assets and cash being placed and maintained in Bank's custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board: (i) has determined that it is reasonable to rely on Bank to perform as Customer's Foreign Custody Manager (ii) or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer's Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

        (e) Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1 hereto. Customer hereby acknowledges that:
(i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

        B.  Add a new Section 2.18 to the Agreement as follows:

        2.18.  COMPLIANCE WITH SEC RULE 17f-7 ("RULE 17f-7").

        (a) Bank shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer's Foreign Assets with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer's foreign Assets at such Depository) and at which any foreign Assets of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at Bank's Website. In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its Foreign Assets held. Bank shall monitor the custody risks associated with maintaining Customer's foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

        (b) Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.17(a) above.

        (c) Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Schedule 3 hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in
Schedule 3 hereto, and as the same may be amended on notice to Customer from time to time.)

        D. Add the following after the first sentence of Section 5.1(a) of the
Agreement: "At the request of Customer, Bank may, but need not, add to Schedule 1 an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity."

        E. Add the following language as Sections 5.1(d) and (e) of the
Agreement:

"       (d)  The term Subcustodian as used herein shall mean the following:

             (i) a 'U.S. Bank,' which shall mean a U.S. bank as defined in rule 17f5(a)(7);

             (ii) an 'Eligible Foreign Custodian,' which shall mean: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

             (iii) For purposes of clarity, it is agreed that as used in Section 5.2(a), the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager.

        (e) The term 'securities depository' as used herein when referring to a securities depository located outside the U.S. shall mean:

             an "Eligible Securities Depository" which, in turn, shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order; provided that, prior to the compliance date with rule 17f-7 for a particular securities depository the term "securities depositories" shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5.

        (f) The term "securities depository" as used herein when referring to a securities depository located in the U.S. shall mean a "securities depository" as defined in rule 17f-4(a).

                                  Appendix 1-A

                       INFORMATION REGARDING COUNTRY RISK

        1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable):

        A    Opinions of local counsel concerning:

/ /     i.   Whether applicable foreign law would restrict the access afforded
             Customer's independent public accountants to books and records kept by an eligible foreign custodian located in that country.

/ /     ii.  Whether applicable foreign law would restrict Customer's ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

/ /     iii. Whether applicable foreign law would restrict Customer's ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

        B.   Written information concerning:

/ /     i.   The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer's Financial Assets.

/ /     ii.  Whether difficulties in converting Customer's cash and cash equivalents to U.S. dollars are reasonably foreseeable.

        C.   A market report with respect to the following topics:

        (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.

        2. To aid Customer in monitoring Country Risk, Bank shall furnish board the following additional information:

        Market flashes, including with respect to changes in the information in market reports.

                                   SCHEDULE 2
                        ELIGIBLE SECURITIES DEPOSITORIES

                                   SCHEDULE A

                List of Entities Covered by the Custody Agreement

                                   SCHEDULE B
                     DESCRIPTION OF FUND ACCOUNTING SERVICES

The Bank agrees to perform the following duties in accordance with the requirements of the Funds' Registration Statements, the 1940 Act (if applicable), applicable Internal Revenue Service ("IRS") regulations, and procedures as may be agreed upon from time to time, including without limitation, those set forth in the service level agreement pertaining to the Funds to which the Bank is a party. In all instances, the Bank agrees to perform such services in accordance with industry standards and best practices, which may include those enumerated in the Audits of Investment Companies Audit and Accounting Guide, as in effect from time to time. Where appropriate, the Bank agrees to keep all records on a class-by-class basis for each of the Funds.

The Bank agrees to:
a. keep and maintain the books and records of each Fund pursuant to Rule 3la-1 under the 1940 Act (the "Rule"), which are applicable to fund accounting and the services to be performed pursuant to this Schedule B, including the following:
        (i) journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;
        (ii) general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;
        (iii)   separate ledger accounts required by subsections (b)(2)(ii) and
                (iii) of the Rule; and
        (iv) a monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

b. perform the following accounting services daily for each Fund:
        (i)     calculate the net asset value per share;
        (ii) obtain security prices from independent pricing services, or if such quotes are unavailable, obtain such prices in accordance with the Valuation Procedures approved by a Fund's Board;
        (iii) provide exception, stale and halted price reporting to the investment adviser;
        (iv) verify and reconcile with the Funds' records all daily trade activity;
        (v) compute, as appropriate, each Fund's net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, weighted average portfolio maturity and such other agreed-upon rates and yields;
        (vi) review daily the net asset value calculation and dividend factor (if any) for each Fund, check and confirm the net asset values and dividend factors for reasonableness and deviations against agreed-upon benchmarks and tolerance levels:
        (vii) distribute portfolio information, net asset values and yields to NASDAQ, the Funds' transfer agent (the "Transfer Agent"), JPMorgan Funds Management, Inc.("JPMFM") and such other third parties as directed by Customer;

        (viii) report to JPMFM or its designee, at least weekly, about the daily market pricing of securities in any money market Funds, with the comparison to the amortized cost basis;
        (ix) determine unrealized appreciation and depreciation on securities held in variable net asset value Funds;
        (x) record all Corporate Actions affecting securities held by each Fund, including dividends, stock splits and recapitalizations;
        (xi) amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by a Customer or JPMFM;
        (xii) record and reconcile with the Transfer Agent all capital stock activity;
        (xiii) update Fund accounting system to reflect rate changes on variable interest rate instruments;
        (xiv)   post Fund transactions to appropriate categories;
        (xv) accrue expenses of each Fund according to instructions received from JPMFM;
        (xvi)   calculate book capital account balances;
        (xvii)  maintain books and records;
        (xviii) determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;
        (xix) provide accounting reports in connection with Customer's regular annual audit and other audits and examinations by regulatory agencies; and
        (xx) provide such periodic reports as JPMFM or the Funds shall reasonably request.

        In connection with the provision of these services, the Bank agrees:

(a) to maintain, in a format acceptable to JPMFM and the Funds, documents in accordance with the applicable provisions of Rule 31a-2 of the 1940 Act and with requirements of other applicable domestic regulators, such as the IRS, or Applicable Foreign Regulators (as hereinafter defined). the Bank agrees to make such documents available upon reasonable request for inspection by officers, employees and auditors of JPMFM or the Funds during the Bank's's normal business hours. For purposes of this subclause (a), Applicable Foreign Regulator shall mean a foreign regulator designated as such by a Fund and a foreign regulator actually known to the Bank to have authority over a Fund or its operations. Promptly after the identification of a foreign regulator, appropriate representatives ofthe Bank and the Funds shall meet and determine the requirements to which the foreign regulator would subject such Fund. If the Bank and the Funds determine, in the exercise of their reasonable judgment, that complying with such requirements would impose a substantial additional burden on the Bank, the Funds and the Bank agree to negotiate in good faith, taking into account all relevant circumstances, an appropriate change in the fees payable hereunder;
(b) that all records maintained and preserved by the Bankpursuant to this Agreement which each Fund is required to maintain and preserve shall be and remain the property of a Fund and shall be surrendered to a Fund promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of JPMFM or a Fund, the Bankshall provide, in the form reasonably requested by JPMFM or the Fund, any records included in any such delivery, and the Funds shall reimburse the Bankfor its expenses of providing such records in such form;

(c) to make reasonable efforts to determine (i) the taxable nature of any distribution or amount received by or deemed received by, or payable to, a Fund; (ii) the taxable nature or effect on a Fund or its shareholders of any corporate actions, class actions, tax reclaims or similar events; and
     (iii) taxable amount of any distribution or dividend paid, payable, or deemed paid by a Fund to its shareholders; subject to the following (w) with respect to determinations contemplated by this clause (c) that a prudent fund accountant would reasonably consider to be, and that the the Bank considers to be, non-routine in nature, the Bank may seek in writing the approval or authorization of a Fund or a designee of a Fund and shall not be required to act in respect of any such determination (as to which a written request for approval or authorization shall have been made) without such approval or authorization; (x) the Bank need not make any such accrual, unless and until such accrual has been approved and authorized by a Fund or its designee; (y) a Fund shall, or shall cause its designee, to provide such approval and authorization, or approval and authorization of different determinations(s), promptly; and (z) provided the Bank has made the reasonable efforts described in this clause (c) and thereafter has acted in accordance with the approvals and authorizations of a Fund or its designee,the Bank shall have no liability for any such accrual if it otherwise, in performing its services hereunder, is not in breach of this Agreement. The Bank shall accrue for these actions appropriately; and
(d) to provide such records and assistance, including office space within the Bank's premises, to the Funds' independent accountants in connection with the services such accountants provide to the Funds, as such accountants shall reasonably request.

        The parties further agree as follows with respect to the provision of services pursuant to this Schedule B:

(a) The Bank may rely on each Fund's then currently effective Prospectus, and JPMFM or each Fund shall promptly advisethe Bank of any amendments thereto and provide copies of such amendments to the Bank.
(b) Both the Bank and JPMFM or its designee shall use reasonable efforts to identify any changes in domestic and foreign laws and regulations applicable to the Bank's providing of services under this Schedule B, and each shall promptly advise the other of any changes it identifies and upon any such identification the Bank and JPMFM (together with the Funds) shall agree on any reasonable alteration to the services to be provided to the Bank under this Schedule B.
(c) A Fund or its designee shall (i) furnish promptly to the Bank (andthe Bank may rely upon) the amounts of, or written formulas or methodologies to be used by the Bank to calculate the amounts of, Fund liabilities and (ii) specify the timing for accruals of such liabilities. The Bank shall request such additional information as it deems reasonably necessary for it to perform its services under this Schedule B.
(d) The Bankshall not be required to include as Fund liabilities and expenses, nor use in its calculations hereunder, including, without limitation, as a reduction of net asset value, any accrual for any U.S. federal or state income taxes, unless and until JPMFM or its designee shall have specified to the Bank the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value. The Bank agrees to include as a Fund liability proper accruals for foreign taxes, unless, after being advised of the amount and the basis for the accrual, JPMFM by Instructions directs the Bank not to do so.

(e) JPMFM or its designee shall furnish to the Bank, and the Bank may rely upon, the following types of information (and explanations thereof): (i) each Fund's tax basis in debt obligations acquired by a Fund before the Bank's becoming fund accountant hereunder, the dates of such acquisitions, and the amount of premium previously amortized and the discount previously included in income, (ii) the amounts credited to any capital accounts,
     (iii) the amount of any reserves, and (iv) similar information which is required by the Bank for performing the services and is neither possessed by the Bank nor available from a third party.
(f) The Bank shall not be responsible for, and shall not incur any loss or liability with respect to: any errors or omissions in information supplied by a Fund or its designee that the Bank has reviewed and has concluded to be within reasonable tolerance limits, as agreed between the parties; any improper use by a Fund, its designees, agents, distributor or investment adviser of any valuations or computations supplied by the Bank under this Agreement; any valuations of securities supplied by a Fund or an independent pricing service approved by such Fund's Board (if applicable), provided that, with respect to such valuations, thethe Bank has otherwise complied with this Schedule B, has reviewed the valuations and has concluded they are within reasonable tolerance limits agreed to by the parties; any tax determination authorized and approved by a Fund or its designee that the Bank has reviewed and has concluded is within reasonable tolerance limits as agreed to by the parties; or any changes in U.S. law or regulations applicable to the Bank's performance not identified by the Bank's use of reasonable efforts which are not identified to the Bank by a Fund.

                                   SCHEDULE C

                               JPMorgan Chase Bank
                            Global Investor Services
                              CUSTODY FEE SCHEDULE

CUSTODY SAFEKEEPING FEES

                                                       BPS            TRADES
Argentina                                              25.00          100.00
Australia                                               5.00           50.00
Austria                                                 8.00           50.00
Bahrain                                                60.00          150.00
Bangladesh                                             60.00          150.00
Belgium                                                 5.00           50.00
Bermuda                                                20.00           75.00
Botswana                                               60.00          150.00
Brazil                                                 15.00           58.00
Bulgaria                                               35.00           75.00
Canada (RBC)                                            3.00           25.00
Chile                                                  35.00           75.00
China                                                  25.00           75.00
Colombia                                               40.00          100.00
Costa Rica                                             60.00          150.00
Croatia                                                40.00          115.00
Cyprus                                                 60.00          150.00
Czech Republic                                         40.00           90.00
Denmark                                                 4.00           50.00
ECU                                                     1.50           24.00
Ecuador                                                50.00          100.00
Egypt                                                  40.00           75.00
Estonia                                                35.00           75.00
Euroclear/Cedel                                         1.75           23.00
Euro CDs                                                1.00           23.00
Finland                                                 5.00           50.00
France                                                  3.00           47.00
Germany                                                 2.00           27.00
Ghana                                                  60.00          150.00
Greece                                                 40.00           75.00
Hong Kong                                               4.00           50.00
Hungary                                                40.00          100.00
India                                                  25.00           45.00
Indonesia                                              10.00           75.00
Ireland                                                 7.00           45.00
Israel                                                 50.00          100.00

                                                       BPS           TRADES
Italy                                                   5.00           50.00
Ivory Coast                                             3.00          100.00
Jamaica                                                11.00           70.00
Japan                                                   1.50           25.00
Jersey                                                 60.00          150.00
Jordan                                                 50.00          100.00
Kenya                                                  60.00          150.00
Korea                                                  20.00           48.00
Latvia                                                 20.00          115.00
Lebanon                                                50.00          140.00
Lithuania                                              35.00          140.00
Luxembourg                                              3.00           50.00
Malaysia                                                8.00           75.00
Mauritius                                              60.00          150.00
Mexico                                                  6.00           42.00
Morocco                                                50.00          150.00
Namibia                                                60.00          150.00
Nepal                                                  60.00          150.00
Netherlands                                             4.00           50.00
New Zealand                                             2.00           47.00
Nigeria                                                60.00          150.00
Norway                                                  6.00           50.00
Oman                                                   35.00          130.00
Pakistan                                               30.00          150.00
Peru                                                   50.00          100.00
Philippines                                            15.00           83.00
Poland                                                 40.00          150.00
Portugal                                               25.00           83.00
Romania                                                40.00          115.00
Russia                                                 25.00          100.00
Singapore                                               4.00           50.00
Slovakia                                               40.00          100.00
Slovenia                                               35.00          100.00
South Africa                                            5.00           50.00
Spain                                                   7.75           50.00
Sri Lanka                                              20.00          100.00
Swaziland                                              60.00          150.00
Sweden                                                  5.00           50.00
Switzerland                                             5.00           75.00
Taiwan                                                 13.00          100.00
Thailand                                               15.00           63.00
Tunisia                                                60.00          150.00
Turkey                                                 20.00           75.00

                                                       BPS           TRADES
United Kingdom                                          0.45           25.00
United States                                           0.10            7.50
Uruguay                                                60.00          150.00
Venezuela                                              35.00          100.00
Vietnam                                                60.00          150.00
Zambia                                                 60.00          150.00
Zimbabwe                                               50.00          115.00

                               OUT OF POCKET FEES:

- Passed-through as incurred (e.g. stamp duty, registration fees, scrip fees, etc.).

- New markets or additional services required that are not included in this schedule will be negotiated separately and added to this schedule as the need arises.

                          FUND ACCOUNTING FEE SCHEDULE

The following schedule shall be employed in the calculation of the fees payable for the services provided under this Agreement. For purposes of determining the asset levels at which a Tier applies, assets for that fund type across the entire JPMorgan Funds Complex (which shall be defined to include any fund which is advised or subadvised by an entity which is a subsidiary of JPMorgan & Co.) shall be used.

MONEY MARKETS:
Tier One                  $  5,000,000,000        1.10 Bps
Tier Two                  $ 10,000,000,000        0.80 Bps
Tier Three                $ 35,000,000,000        0.40 Bps
Tier Four          Over $35BN                     0.20 Bps

FIXED INCOME:
Tier One                  $ 10,000,000,000        1.00 Bps
Tier Two                  $ 20,000,000,000        0.75 Bps
Tier Three                $ 30,000,000,000        0.50 Bps
Tier Four          Over $30BN                     0.25 Bps

DOMESTIC EQUITY:
Tier One                  $ 10,000,000,000        1.20 Bps
Tier Two                  $ 20,000,000,000        0.50 Bps
Tier Three                $ 30,000,000,000        0.40 Bps
Tier Four          Over $30BN                     0.25 Bps

INTERNATIONAL FUNDS:
Tier One                  $ 10,000,000,000        3.00 Bps
Tier Two           Over $10BN                     2.50 Bps

EMERGING MARKETS:
Tier One                  $ 10,000,000,000        4.00 Bps
Tier Two           Over $10BN                     3.00 Bps

OTHER FEES:
Minimums:          US Equity                                   $ 20,000
                   US Fixed Income                             $ 20,000
                   Money Markets                               $ 10,000
                   International                               $ 25,000
                   Emerging Markets                            $ 40,000
                   Additional Share Classes                    $  2,000

                   Multi-Manager (per manager)                 $  6,000

- Out-of-pocket expenses, including Pricing Services and SAS 70 costs, will be computed, billed and payable monthly. [has this issue been resolved yet?]

-    Fund minimums will apply only for Funds that have commenced operations.